Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement

(Amended as of March 15, 2012)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI Emerging Markets Index Fund	0.72%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013
iShares MSCI All Country World Minimum Volatility Index Fund	0.35%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	June 30, 2013
iShares Emerging Markets Dividend Index Fund	0.68%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014
iShares MSCI Global Agricultural Producers Fund	0.39%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014
iShares MSCI Global Select Metals & Mining Producer Fund	0.39%	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped Index Fund, Inc.	December 31, 2014

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares MSCI Emerging Markets Minimum Volatility Index Fund	0.75%	0.50%	0.25%	December 31, 2014
iShares Emerging Markets Dividend Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Asia Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets EMEA Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Growth Index Fund	0.68%	0.19%	0.49%	December 31, 2014
iShares MSCI Emerging Markets Value Index Fund	0.68%	0.19%	0.49%	December 31, 2014

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Edward Baer
	Eilleen Clavere Secretary, iShares, Inc.		Edward Baer Managing Director

		By:	/s/ Michael Latham
Michael Latham Managing Director

Dated: March 15, 2012

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]